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                                                                  Exhibit (e)(2)

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
AIG Life Insurance Company
P.O. Box 667  Wilmington, DE  19899-0667
                                                           Executive Advantage(SM)
PLEASE PRINT ALL ANSWERS                         Supplemental Application For Life Insurance
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   1. Proposed   Last Name   First Name   Middle Initial          2.  Date of Birth         3. Social Security Number
      Insured    ______________________________________________   _______________________   __________________________

   4. Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

      Guaranteed Account                                     ____%

      AllianceBernstein Variable Products Series Fund Inc.           Goldman Sachs Variable Insurance Trust
      Growth Portfolio - Class A                             ____%   Strategic International Equity Fund             ____%
      Growth & Income Portfolio - Class A                    ____%   Structured U.S. Equity Fund                     ____%
      Large Cap Growth Portfolio - Class A                   ____%
      Small Cap Growth Portfolio - Class A                   ____%
                                                                     J.P. Morgan Insurance Trust
      American Century Variable Portfolios, Inc.                     Small Cap Core Portfolio                        ____%
      VP Income & Growth Fund                                ____%
      VP International Fund                                  ____%
                                                                     Neuberger Berman Advisers Management Trust
      BlackRock Variable Series Funds, Inc.                          AMT Partners Portfolio                          ____%
      BlackRock Basic Value V.I. Fund - Class I              ____%
      BlackRock Fundamental Growth V.I. Fund - Class I       ____%   PIMCO Variable Insurance Trust                  ____
      BlackRock Government Income V.I. Fund - Class I        ____%   High Yield Portfolio - Admin. Class             ____%
      BlackRock Value Opportunities V.I. Fund - Class I      ____%   Long-Term U.S. Gov't Portfolio - Admin. Class   ____%
                                                                     Real Return Portfolio - Admin. Class            ____%
      Credit Suisse Trust                                            Short-Term Portfolio - Admin. Class             ____%
      International Equity Flex III Portfolio                ____%   Total Return Portfolio - Admin. Class           ____%
      International Equity Flex II Portfolio                 ____%
      International Equity Flex I Portfolio                  ____%   The Universal Institutional Funds, Inc.
      U.S. Equity Flex III Portfolio                         ____%   Emerging Markets Equity Portfolio - Class I     ____%
      U.S. Equity Flex II Portfolio                          ____%   Core Plus Fixed Income Portfolio - Class I      ____%
      U.S. Equity Flex I Portfolio                           ____%   High Yield Portfolio - Class I                  ____%
                                                                     Mid Cap Growth Portfolio - Class I              ____%
      Fidelity Variable Insurance Products                           U.S. Mid Cap Value Portfolio - Class I          ____%
      VIP Balanced Portfolio - Initial Class                 ____%
      VIP Contrafund Portfolio - Initial Class               ____%   VALIC Company I                                 ____
      VIP Index 500 Portfolio - Initial Class                ____%   International Equities Fund                     ____%
      VIP Money Market  Portfolio - Initial Class            ____%   Mid Cap Index Fund                              ____%
                                                                     Small Cap Index Fund                            ____%
      Franklin Templeton Variable Insurance Products Trust
      Developing Markets Securities Fund - Class 2           ____%   Vanguard Variable Insurance Fund                ____
      Foreign Securities Fund - Class 2                      ____%   Total Bond Market Index Portfolio               ____%
      Growth Securities Fund - Class 2                       ____%   Total Stock Market Index Portfolio              ____%


   5. Dollar Cost Averaging (Minimum of $2,000 must be allocated to the Franklin Money Market Fund.                       YES    NO
      If elected you must complete the Dollar Cost Averaging Plan Request Form.)                                          [ ]   [ ]

   6. (a) Did the Owner receive current prospectuses?                                                                     [ ]   [ ]
      (b) Does the Owner understand that:
             The death benefit may increase or decrease depending on investment performance?                              [ ]   [ ]
             The cash value may increase or decrease depending on investment performance?                                 [ ]   [ ]
             The Certificate will lapse if the cash surrender value becomes insufficient to cover the total
             monthly deductions?                                                                                          [ ]   [ ]
      (c) Does the Owner believe that this Certificate will meet insurance needs and financial objectives?                [ ]   [ ]
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14GVSUP997

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
   7. Suitability   What is the Owner's:   Approximate net worth     ________________
                                           Income earned             ________________
                                           Income unearned           ________________
                                           Number of dependents      ________________
                                           Marginal tax bracket      ________________

   Investment Objective(s) (check all that apply): Growth ___ Growth and Income ___ Income ___ Capital Appreciation ___ Speculation

I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.


Signed on _______________________________________, 20___      --------------------------------------------------------
                                                              Signature of Owner
at ______________________________, State of ____________


--------------------------------------------------------      --------------------------------------------------------
Signature of Soliciting Agent                                 Signature of Proposed Insured if not Owner
                                                              (Parent if Proposed Insured is Age 15 or less)
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14GVSUP997